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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Prospectus constituting part of Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (No. 33-59360) and in the Registration Statements on Form S-8 (Nos. 33-37408, 33-53122 and 33-64678) of L.A. Gear, Inc. of our report dated February 6, 1995 appearing on page 19 of the Annual Report to Shareholders which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 14 of this Form 10-K.

Price Waterhouse LLP

Los Angeles, California
February 21, 1995